Exhibit 99.1

SONICWALL REPORTS SECOND QUARTER 2005 FINANCIAL RESULTS

Company grows revenue both sequentially and year over year; generates $10.3 million in cash flow from operations and $0.05 pro forma earnings per share

Sunnyvale, Calif. — July 25, 2005 — SonicWALL, Inc. (Nasdaq: SNWL), today reported revenue of $33.1 million, pro forma earnings of $0.05 per diluted share, and cash flow from operations of $10.3 million for the second quarter ended June 30, 2005. Revenue increased 2% compared to $32.4 million for the second quarter of 2004 and 4% compared to $31.8 million for the first quarter of 2005.

Net earnings for the second quarter of 2005 calculated in accordance with U.S. generally accepted accounting principles (GAAP) were $1.2 million, or $0.02 per diluted share, compared to the GAAP net loss of $824,000, or $(0.01) per share, for the second quarter of 2004 and compared to GAAP net earnings of $1.7 million, or $0.02 per diluted share, for the first quarter of 2005. GAAP net earnings for the second quarter of 2005 include $1.1 million of amortization of purchased technology in cost of goods sold, $703,000 of amortization of intangible assets in operating expenses, and $10,000 of stock-based compensation expense. GAAP net loss for the second quarter of 2004 includes $1.1 million of amortization of purchased technology in cost of goods sold, $787,000 of amortization of intangible assets in operating expenses, $115,000 in restructuring charges, and $33,000 of stock-based compensation expense. GAAP net earnings for the first quarter of 2005 include $1.1 million of amortization of purchased technology in cost of goods sold, $703,000 of amortization of intangible assets in operating expenses, and $75,000 of stock-based compensation contra expense.

Pro forma (non-GAAP) net earnings for the second quarter of 2005 were $3.1 million, or $0.05 per diluted share compared to pro forma net earnings for the second quarter of 2004 of $1.2 million, or $0.02 per diluted share. Pro forma net earnings for the first quarter of 2005 were $3.4 million, or $0.05 per diluted share. Pro forma net earnings and losses exclude amortization of purchased technology in cost of goods sold, amortization of intangible assets in operating expenses, restructuring charges, and stock-based compensation expense, which are described in more detail in the preceding paragraph, as well as in the unaudited financial statements attached to this press release.

“We are pleased to report revenue growth for the second quarter of 2005 led by substantial growth in our license and services business, in line with our strategy of focusing on subscription and software revenues,” said

Matthew Medeiros, president and chief executive officer at SonicWALL. “Our North American business was particularly strong, led by growth in our Unified Threat Management solutions.”

Guidance for Q3 2005
For the third quarter of 2005, SonicWALL expects revenue to be in the range of $33 million to $34.5 million. The Company expects diluted earnings per share to be in the range of $0.02 to $0.04 on a pro forma (non-GAAP) basis. On a GAAP basis, inclusive of a total of approximately $1.8 million in combined amortization of purchased intangibles in cost of goods sold, amortization of intangible assets in operating expenses, stock-based compensation, and restructuring charges, the Company expects earnings per share to be in the range of $0.00 to $0.02. This is the only statement SonicWALL will be giving during the quarter with respect to guidance, unless a decision is made to provide an update.

Conference Call
A conference call to discuss first quarter 2005 results will take place today 1:30 p.m. PDT (4:30 p.m. EDT). SonicWALL President and CEO Matt Medeiros and SonicWALL CFO Rob Selvi will host the call. A web cast of the live call can be accessed at http://www.sonicwall.com/company/webcast.html. A replay of the call will be available beginning at approximately 3 p.m. PDT (6 p.m. EDT) today at the Company’s website or by telephone through Aug. 1, 2005 at (800) 642-1687 (domestic) or (706) 645-9291 (international). The conference call ID number is # 7821610.

2005 Annual Meeting
SonicWALL also announced today that it will hold its 2005 annual meeting of shareholders on Wednesday, Oct. 26, 2005 at 8 a.m. PDT at the Company headquarters at 1143 Borregas Ave., Sunnyvale, CA. SonicWALL will host a conference call during the annual meeting. To access the live call, dial (800) 252-5474 (domestic) or (706) 643-1538 (international) and provide conference ID number 8156438. A replay of the conference call will be available through Nov. 2, 2005 at (800) 642-1687 (domestic) or (706) 645-9291 (international).

Use of Non-GAAP Financial Measures
To supplement our consolidated financial statements presented in accordance with GAAP, SonicWALL uses non-GAAP measures of pro forma results of operations. These non-GAAP results are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. We believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses. The non-GAAP measures are included to provide investors and management with an alternative method for assessing SonicWALL’s operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

Cautionary Note Regarding Forward-looking Statements
Certain statements in this press release are “forward-looking statements.” The forward-looking statements include without limitation statements regarding our ability to continue to grow subscription services revenue, continued market acceptance of our Unified Threat Management solution and our expected revenue for the third quarter of 2005 and the GAAP and non-GAAP earnings per share for the third quarter of 2005. These forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect SonicWALL’s actual results include, but are not limited to, increased competition in each of the geographic areas in which we do business; exchange rate fluctuations; global macroeconomic and geopolitical conditions; increased competition across all of the market segments in which SonicWALL participates; new product and service introductions by our competitors; significant turnover of our key employees; and unpredictability in the rate of growth of spending of our customers for products and services that SonicWALL provides. In addition, for a more detailed description of the risks and uncertainties that could cause our actual results to differ materially from those anticipated in the forward-looking statements, please see the “Risk Factors” described in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K/A for the year ended December 31, 2004. All forward-looking statements included in this release are based upon information available to SonicWALL as of the date of the release, and we assume no obligation to update any such forward-looking statement.

About SonicWALL, Inc.
SonicWALL, Inc. is a leading provider of integrated network security, mobility, and productivity solutions for the SMB, enterprise, e-commerce, education, healthcare, retail/point-of-sale, and government markets. Core technologies include firewall, VPN, wireless, gateway anti-virus/anti-spyware/intrusion detection and prevention, SSL, desktop anti-virus, and content filtering, along with award-winning security management solutions. Together, these products and technologies provide the most comprehensive distributed enforcement architecture available. SonicWALL, Inc. is headquartered in Sunnyvale, CA. SonicWALL trades on the NASDAQ exchange under the symbol SNWL. For more information, contact SonicWALL at +1 (408) 745-9600 or visit the company web site at http://www.sonicwall.com/. NOTE: SonicWALL is a registered trademark of SonicWALL, Inc. Other product and company names mentioned herein may be trademarks and/or registered trademarks of their respective companies.

For additional information, contact:

Denise Franklin	Mary McEvoy
SonicWALL, Inc. Investor Relations	SonicWALL, Inc. Media Relations
+ 1 (408) 752-7907	+1 (408) 962-7110
dfranklin@sonicwall.com	mmcevoy@sonicwall.com

SonicWALL, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2005	2004	2005	2004
		As restated		As restated
Revenue:
Product	$19,032	$22,848	$37,640	$45,760
License and Service	14,054	9,566	27,251	18,489

Total Revenue	33,086	32,414	64,891	64,249
Cost of Revenue:
Product	6,879	7,877	13,333	15,870
License and Service	1,932	1,727	3,903	3,388
Amortization of Purchased Technology	1,136	1,136	2,272	2,272

Total Cost of Revenue	9,947	10,740	19,508	21,530

Gross Margin	23,139	21,674	45,383	42,719

Operating Expenses:
Research and Development	5,637	6,187	11,093	12,167
Sales and Marketing	12,946	12,557	25,117	23,959
General and Administrative	3,997	3,525	7,547	7,315
Amortization of Purchased Intangibles	703	787	1,406	1,599
Restructuring Charges	—	115	—	128
Stock-Based Compensation	10	33	(65)	180

Total Operating Expenses	23,293	23,204	45,098	45,348

Income (loss) from Operations	(154)	(1,530)	285	(2,629)
Other Income, net	1,564	785	2,920	1,620

Income (loss) before Taxes	1,410	(745)	3,205	(1,009)
Benefit from (Provision for) Income Taxes	(171)	(79)	(292)	(164)

Net Income (loss)	$1,239	$(824)	$2,913	$(1,173)
Net Income (loss) Per Share:
Basic	$0.02	$(0.01)	$0.05	$(0.01)
Diluted	$0.02	$(0.01)	$0.04	$(0.01)
Shares Used in Per Share Calculations:
Basic	63,995	71,134	64,656	70,592
Diluted	65,595	71,134	66,560	70,592

SonicWALL, Inc.
PRO FORMA (Non-GAAP) CONSOLIDATED STATEMENTS OF OPERATIONS
Excluding Amortization of Purchased Technology,
Amortization of Purchased Intangibles,
Restructuring Charges and Stock-Based Compensation
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2005	2004	2005	2004
	As restated		As restated
Revenue:
Product	$19,032	$22,848	$37,640	$45,760
License and Service	14,054	9,566	27,251	18,489

Total Revenue	33,086	32,414	64,891	64,249
Cost of Revenue:
Product	6,879	7,877	13,333	15,870
License and Service	1,932	1,727	3,903	3,388

Total Cost of Revenue	8,811	9,604	17,236	19,258

Gross Margin	24,275	22,810	47,655	44,991

Operating Expenses:
Research and Development	5,637	6,187	11,093	12,167
Sales and Marketing	12,946	12,557	25,117	23,959
General and Administrative	3,997	3,525	7,547	7,315

Total Operating Expenses	22,580	22,269	43,757	43,441

Pro Forma Income from Operations	1,695	541	3,898	1,550
Other Income, net	1,564	785	2,920	1,620

Pro Forma Income before Taxes	3,259	1,326	6,818	3,170
Benefit from (Provision for) Income Taxes	(171)	(79)	(292)	(164)

Pro Forma Net Income	$3,088	$1,247	$6,526	$3,006
Pro Forma Net Income Per Share:
Basic	$0.05	$0.02	$0.10	$0.04
Diluted	$0.05	$0.02	$0.10	$0.04
Shares Used in Per Share Calculations:
Basic	63,995	71,134	64,656	70,592
Diluted	65,595	74,890	66,560	74,996

Reconciliation of the above pro forma amounts to GAAP net loss:

Pro forma Net Income	$3,088	$1,247	$6,526	$3,006

Amortization of Purchased Technology	1,136	1,136	2,272	2,272
Amortization of Purchased Intangibles	703	787	1,406	1,599
Restructuring Charges	—	115	—	128
Stock-Based Compensation	10	33	(65)	180

Net effect of Pro Forma Adjustments	1,849	2,071	3,613	4,179

Net Income (loss)	$1,239	$(824)	$2,913	$(1,173)

SonicWALL, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2005	2004
	(Unaudited)	As restated
ASSETS
Current Assets:
Cash and cash equivalents	$34,457	$23,446
Short term investments	197,929	229,226
Accounts receivable, net	19,381	14,204
Inventories	3,345	2,191
Prepaid expenses and other	3,330	2,069

Total Current Assets	258,442	271,136
Property and equipment, net	2,380	3,395
Goodwill	97,953	97,953
Purchased intangibles, net	9,988	13,667
Other assets	522	694

	$369,285	$386,845

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$7,507	$5,737
Accrued compensation and related benefits	7,746	7,342
Other accrued liabilities	4,031	5,117
Income taxes payable	530	500
Deferred revenue	37,387	30,173

Total Current Liabilities	57,201	48,869
Shareholders’ Equity	312,084	337,976

	$369,285	$386,845

SONICWALL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2005	2004	2005	2004
	As restated		As restated
Net cash provided by operating activities	$10,266	$628	$8,850	$2,052

Cash flows from Investing activities:
Purchase of property and equipment	(142)	(1,204)	(319)	(1,844)
Maturity and sale of short-term investments, net	(6,695)	(50,026)	31,051	(21,165)

Net cash (used in) provided by investing activities	(6,837)	(51,230)	30,732	(23,009)

Cash flows from financing activities:
Issuance of common stock under employee stock options and purchase plans	442	204	1,647	10,922
Repurchase of common stock	(290)	—	(30,218)	—

Net cash provided by (used in) financing activities	152	204	(28,571)	10,922

Net increase (decrease) in cash and cash equivalents	3,581	(50,398)	11,011	(10,035)
Cash equivalents at beginning of period	30,876	70,830	23,446	30,467

Cash equivalents at end of period	$34,457	$20,432	$34,457	$20,432